Exhibit 16


Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549


Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K of Trans Continental Entertainment Group, Inc. dated March 10, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C.



                              MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                   Certified Public Accountants

New York, New York
March 13, 2003